UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

ALCO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-51105	11-3644700
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Suite 501, Bank of America Tower
12 Harcourt Road, Central
Hong Kong
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 852-2521-0373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Chief Financial Officer

Yip Kam Ming has tendered his resignation as Chief Financial Officer and Secretary of the Registrant, effective as of January 14, 2008.

Appointment of New Chief Financial Officer

On January 7, 2008, the Registrant appointed Mr. Colman Au Kwok Wai as Chief Financial Officer and Secretary.  Mr. Au has worked for an accounting firm and a number of listed companies and multi-national corporations in Hong Kong and China and has over 15 years' experience in internal auditing, statutory auditing and accounting.  From September 2002 to November 2004, he was the Internal Audit Manager of Huawei Technology Co., Ltd, a China based multi-national corporation specializing in development, production and sales of communication equipment and solutions for telecom carriers, where he was responsible for performing risk assessments, preparing audit plans and conducing audit reviews on  the operations of Huawei in China, Hong Kong and overseas.  From November 2004 to January 2008, he was the Senior Internal Audit Manager of Esquel Enterprises Limited, a Hong Kong based multi-national corporation with production facilities in China, Hong Kong and overseas producing premium cotton shirts for high-end brand names, where he was responsible for overseeing the internal audit function of the operations of Esquel in China and Hong Kong.  He obtained a Bachelor of Commerce degree in Accounting from the Curtin University of Technology in 1999 and a Master degree in Professional Accounting from the Hong Kong Polytechnic University in 2002.  He is a fellow member of the Association of Chartered Certified Accountants, a member of Hong Kong Institute of Certified Public Accountants, a certified information system auditor (CISA) of the Information Systems Audit and Control Association and a certified internal auditor (CIA) of the Institute of Internal Auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCO, INC.

By: /s/ Andrew Liu

Chief Executive Officer

Date: January 7, 2008